EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
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Exhibit A:
CREDIT SUISSE INSTITUTIONAL HIGH YIELD FUND
10-F3 Transactions

Offering: Vanguard Health Systems 144A
Date: 7/20/01
Broker: Morgan Stanley
 Price: $100.00
Par/Shares: 400
% of Offering: 0.2
% of Assets: 0.4
Syndicate Member: CS First Boston


Offering: Acetex Corp 144A
Date: 8/1/01
Broker: Chase Manhattan/JP Morgan
 Price: $100.00
Par/Shares: 300
% of Offering: 0.16
% of Assets: 0.3
Syndicate Member: CS First Boston


Offering: Dana Corporation Bond 144A
Date: 8/1/01
Broker: Chase Manhattan/JP Morgan
 Price: $100.00
Par/Shares: 250
% of Offering: 0.04
% of Assets: 0.26
Syndicate Member: CS First Boston


Offering: Pilgrims Pride Corp.
Date: 8/6/01
Broker: Merrill Lynch
 Price: $100.00
Par/Shares: 350
% of Offering: 0.18
% of Assets: 0.4
Syndicate Member: CS First Boston


Offering: Denbury Resources 144A
Date: 8/8/01
Broker: Lehman Brothers
 Price: $91.37
Par/Shares: 500
% of Offering: 0.61
% of Assets: 0.53
Syndicate Member: CS First Boston


Offering: Equistar Chemical Funding 144A
Date: 8/16/01
Broker: Chase Manhattan/JP Morgan
 Price: $100.00
Par/Shares: 350
% of Offering: 0.07
% of Assets: 0.4
Syndicate Member: CS First Boston


Offering: Amerigas Part Eagle 144A
Date: 8/16/01
Broker: Salomon Brothers
 Price: $100.00
Par/Shares: 300
% of Offering: 0.15
% of Assets: 0.3
Syndicate Member: CS First Boston


Offering: Hanover Equipment Trust
Date: 8/16/01
Broker: Chase Manhattan/JP Morgan
 Price: $100.00
Par/Shares: 250
% of Offering: 0.08
% of Assets: 0.3
Syndicate Member: CS First Boston


Offering: Triton Pcs Inc 144A
Date: 12/12/01
Broker: Chase Manhattan/JP Morgan
 Price: $100.00
Par/Shares: 600
% of Offering: 0.15
% of Assets: 0.06065
Syndicate Member: CS First Boston